Exhibit 31

Certification

I, Charles S. Roberts, certify that:

1.     I have reviewed this Amendment No. 1 to annual report on Form 10-K of Roberts Realty Investors, Inc;

2.     Based on my knowledge, this Amendment No. 1 to annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

March 31, 2005	/s/ Charles S. Roberts
Date	CHARLES S. ROBERTS
President and Chief Executive Officer (principal executive officer)

Exhibit 31 (cont.)

Certification

I, Greg M. Burnett, certify that:

1.     I have reviewed this Amendment No. 1 to annual report on Form 10-K of Roberts Realty Investors, Inc;

2.     Based on my knowledge, this Amendment No. 1 to annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

March 31, 2005	/s/ Greg M. Burnett
Date	GREG M. BURNETT
Chief Financial Officer (principal financial and accounting officer)